
<ARTICLE>                  5

<PERIOD-TYPE>                                        3-MOS
<FISCAL-YEAR-END>                                    MAR-31-1997
<PERIOD-END>                                         JUN-30-1996
<CASH>                                               323,676
<SECURITIES>                                         1,264,523
<RECEIVABLES>                                        19,572
<ALLOWANCES>                                         000
<INVENTORY>                                          000
<CURRENT-ASSETS>                                     252,800<F1>
<PP&E>                                               16,489,741
<DEPRECIATION>                                       000
<TOTAL-ASSETS>                                       40,648,413<F2>
<CURRENT-LIABILITIES>                                4,663,472
<BONDS>                                              000
<PREFERRED-MANDATORY>                                000
<PREFERRED>                                          000
<COMMON>                                             000
<OTHER-SE>                                           25,595,717
<TOTAL-LIABILITY-AND-EQUITY>                         40,648,413<F3>
<SALES>                                              000
<TOTAL-REVENUES>                                     486,370<F4>
<CGS>                                                000
<TOTAL-COSTS>                                        000
<OTHER-EXPENSES>                                     828,948<F5>
<LOSS-PROVISION>                                     000
<INTEREST-EXPENSE>                                   270,378
<INCOME-PRETAX>                                      000
<INCOME-TAX>                                         000
<INCOME-CONTINUING>                                  000
<DISCONTINUED>                                       000
<EXTRAORDINARY>                                      000
<CHANGES>                                            000
<NET-INCOME>                                         (1,168,184)<F6>
<EPS-PRIMARY>                                        (17.00)
<EPS-DILUTED>                                        000

<F1>Included  in current  assets:  Mortgage  escrow  deposits  $142,419,  Tenant security  deposits  $88,668 and Other current assets  $21,713.
<F2>Included  in total assets:  Investments in Local Limited Partnerships
$22,078,215,  Deferred charges, net $219,886.
<F3>Included in Total Liabilities and Equity: Payable to affiliated  developer
$2,482,000, $7,508,835 of long-term debt and Minority interest in Local Limited Partnerships $398,389.
<F4>Total  revenue includes: Rental  $443,720,  Investment  $28,949,  Other
$13,701.
<F5>Included in Other Expenses: Asset management fees $64,343, General and administrative $60,394, Bad debt $200,394, Property management fees $18,739, Rental operations, exclusive of depreciation $274,535, Depreciation $177,865 and Amortization $32,678.
<F6>Net loss reflects:  Equity in losses of Local Limited  Partnerships  of
$578,259 and Minority  interest in losses of Local  Limited  Partnerships
23,031.

